UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 6, 2012 (November 7, 2012)

SHOSHONE SILVER/GOLD MINING COMPANY
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-31184
(Commission File No.)

5968 N. Government Way #305
Coeur d'Alene, Idaho 83815
(Address of principal executive offices and Zip Code)

(843) 715-9504
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE.

On November 7, 2012, we will announce that we have acquired 100% of the outstanding shares of Bohica Mining Corp. (“Bohica”), a Colorado corporation with assets in the San Francisco Mining District in Beaver County, UT.  The properties owned by Bohica consist of a 50% interest in the past producing Imperial Mine (7 patented claims) and a 100% interest in the 55 unpatented mining claims adjacent to the Mine.  In the acquisition transaction, Shoshone issued 6.2 million shares of its common stock for 100% of the Bohica shares.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of November, 2012.

SHOSHONE SILVER/GOLD MINING COMPANY

BY:	HOWARD CROSBY
Howard Crosby
President (Principal Executive Officer)